Exhibit 10.17


                              MANAGEMENT AGREEMENT


                                   DATED AS OF


                                 MARCH 30, 1999


                                 BY AND BETWEEN


                               WESTWOOD ONE, INC.


                                       AND


                        INFINITY BROADCASTING CORPORATION




C:\DATA\EDGAR\#366415 v4.rtf
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                                                               EXECUTION COPY

                              MANAGEMENT AGREEMENT

                  THIS MANAGEMENT AGREEMENT (this "Agreement") is dated as of March 30, 1999, and effective as of March 31, 1999 (the "Effective Date"), by and between Westwood One, Inc., a Delaware corporation (the "Company"), and Infinity Broadcasting Corporation, a Delaware corporation ("Manager").

                              W I T N E S S E T H:

                  WHEREAS, the Company and Manager have entered into a Management Agreement, dated as of February 3, 1994 and amended as of December 16, 1996 and March 31, 1997 (as so amended, the "Existing Management Agreement"), which agreement is scheduled to expire as of March 30, 1999; and

                  WHEREAS, the Company and Manager desire to continue the relationship existing pursuant to the Existing Management Agreement in accordance with the terms and conditions set forth herein; and

                  WHEREAS, concurrently with the execution of this Agreement, the Company and Manager have entered into an Amended and Restated Representation Agreement (the "Representation Agreement") pursuant to which the Company will provide certain services to Manager with respect to Manager's news, sports and other programming provided to affiliated radio stations nationwide;

                  NOW, THEREFORE, in consideration of the foregoing premises and the covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

                                   Article I
                               MANAGEMENT SERVICES

                  Section 1.1 Management Services. Manager shall, during the term of this Agreement, manage the business and operations of the Company by providing individuals to serve as the Chief Executive Officer ("CEO") and Chief Financial Officer ("CFO") of the Company. The CEO and CFO shall be persons who, in the reasonable judgment of Manager, are qualified to serve in such positions and who are approved by the Board of Directors, such approval not to be unreasonably withheld. In their capacities as CEO and CFO, any such individuals provided by Manager shall have the authority and responsibility normally attendant to such office and (i) in the case of the CEO, will, among other things, be responsible and subject to the authority of the Board of Directors of the Company (the "Board of Directors"), for all operations and functions of the Company, recommendations for strategic direction and the general implementation of the Company's business or operating plan and (ii) in the case of the CFO, will among other things, be responsible and subject to the authority of the CEO and the Board of Directors. Manager shall also provide support and administrative personnel required by the CEO and CFO.

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                  Such management shall be performed by Manager (i) with such care as a prudent manager would use in the conduct of his company's affairs and
(ii) with a view to maximizing the long-term value of the Company. The management to be performed by Manager pursuant to this Section 1.1 is herein sometimes referred to as the "Management Services". The Management Services shall not include the exercise by the Company of its rights and obligations under this Agreement, which rights and obligations shall be exercised and performed by, or as directed by, the Board of Directors.

                  Section 1.2 Manager Employees. Manager will, in performing the Management Services, make available and use the services of the individuals described in Section 1.1 (who may be, but shall not be required to be, officers or employees of Manager, prior to the time of selection by Manager but who will become officers or employees of Manager at or prior to the time of commencement of services to the Company) and such officers and other employees of Manager as may be necessary, together with officers and other employees of the Company, to perform the Management Services. It is understood and agreed that the support and administrative personnel described in Section 1.1 and any such other officers and other employees of Manager so made available and used will continue to be employees of Manager and not of the Company and that Manager, and not the Company, will be responsible for their salary, employee benefits and related costs. The Company acknowledges and agrees that such officers and other employees of Manager shall continue to perform services for Manager and that they will devote only so much of their time to the business of the Company as is necessary for Manager to perform the Management Services hereunder.

                  Section 1.3 Supervisory Role of Board of Directors. The providing of Management Services by Manager hereunder shall always be subject to the direction and supervision of the Board of Directors.

                  Section 1.4 Information.

                  (a) During the term of this Agreement, Manager and the Company shall each, at the reasonable request of the other, supply the other with the information requested in connection with the performance of the Management Services.

                  (b) Manager shall, or shall cause the CEO or CFO to, notify the Board of Directors as promptly as practicable after the occurrence of any of the following:

                    (i) receipt by Manager of any written notice from any governmental agency of any claim or legal process or notification that, in the reasonable opinion of Manager, is or is likely to become material to the Company; or

                    (ii) any other development that, in the reasonable opinion of Manager, materially affects or is likely to materially affect the Company or the ability of Manager to fulfill its obligations under this Agreement.


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                  Section 1.5 Compliance with Applicable Law. Manager will
perform the Management Services in compliance in all material respects with applicable law.

                  Section 1.6 Reimbursement for Expenses. The compensation to be paid to Manager as provided in Article II does not include, and the Company agrees to promptly reimburse Manager for, all out-of-pocket expenses incurred by Manager in performing the Management Services consistent with past practice, but not including (a) the salaries, employee benefits and related costs of the individuals provided by Manager pursuant to Section 1.1 and officers and other employees of Manager made available and used as provided in Article I or (b) office and other overhead expenses of Manager.

                  Section 1.7 Arm's Length Transactions Between the Company and Manager. Notwithstanding any other provision of this Agreement, (a) all transactions between the Company and Manager or any of its affiliates, including without limitation any transactions regarding use of programming, sales commissions, compensation to radio stations or the employment or compensation of talent, shall be on a basis that is at least as favorable to the Company as if the Company were to obtain the products or services to which such transactions relate from an independent third party and (b) with the exception of those arrangements which Manager may enter into pursuant to the authority granted by the Board of Directors to Manager in accordance with Schedule 1.7 hereof, all agreements, arrangements or understandings between Manager or any affiliate of Manager and the Company must be approved in advance by the Board of Directors, including any transfer of significant functions from the Company to Manager or any affiliate of Manager. At each meeting of the Board of Directors, Manager shall review with the Board of Directors any such agreements, arrangements or understandings that are proposed to be entered into by the Company and Manager or any affiliate of Manager.

                  Section 1.8 Indemnification.

                  (a) The Company agrees to indemnify and hold Manager and its directors, officers, employees and agents (collectively, the "Indemnified Parties") harmless from and against any and all actions, claims, damages, and liabilities (and all actions in respect thereof and any legal or other expenses in giving testimony or furnishing documents in response to a subpoena or otherwise and whether or not a party thereto), whether or not arising out of third party claims, including reasonable legal fees and expenses in connection with, and other costs of, investigating, preparing or defending any such action or claim or enforcing its rights under this Agreement, whether or not in connection with litigation in which an Indemnified Party is a party, and as and when incurred, caused by, relating to, based upon or arising out of (directly or indirectly) such Indemnified Party's acceptance of or the performance of its obligations under this Agreement or otherwise relating to the Company or the Company's business, assets or properties; provided, however, that such indemnity shall not apply to any such action, claim, damage, liability or cost to the extent such action, claim, damage, liability or cost has been finally adjudicated by a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the Indemnified Parties (including any consultants, independent contractors or other third parties engaged by them if, but only if, the Indemnified Parties were grossly negligent in selecting such third parties) or a material breach of this Agreement by Manager; provided


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further, however, that neither (i) the taking of any action by Manager directed by the Board of Directors to be taken by Manager nor (ii) the failure of Manager to take action specifically recommended to the Board of Directors by Manager that the Board of Directors directed Manager not to take, shall, for purposes of the preceding provision or Section 1.9, constitute gross negligence, willful misconduct or a material breach of this Agreement by Manager.

                  (b) If any action, proceeding or investigation is commenced for which an Indemnified Party proposes to demand such indemnification, it will notify the Company with reasonable promptness; provided, however, that any failure by an Indemnified Party to notify the Company will not relieve the Company from its obligations hereunder, except to the extent that such failure shall have prejudiced the defense of such action. The Company shall promptly pay expenses reasonably and actually incurred by an Indemnified Party (including the reasonable fees and expenses of counsel) in investigating, defending or settling any action, proceeding or investigation in which an Indemnified Party is a party or is threatened to be made a party or otherwise involved therewith by reason of its relationship with the Company hereunder or otherwise, in advance of the final disposition of such action, proceeding, or investigation upon submission of invoices therefor. Manager, on behalf of each Indemnified Party, hereby undertakes, and the Company hereby accepts its undertaking, to repay any and all such amounts so advanced if it shall ultimately be determined that such Indemnified Party is not entitled to be indemnified therefor. If any such action, proceeding, or investigation in which an Indemnified Party is a party is also against the Company, the Indemnified Party may provide the Company with legal representation by the same counsel who represents the Indemnified Party; provided, however, that if such counsel or counsel to such Indemnified Party shall determine that due to the existence of actual or potential conflicts of interest between such Indemnified Party and any one or more of the Company or its subsidiaries, such counsel is unable to represent both the Indemnified Party and one or more of the Company or its subsidiaries, then the Company shall be entitled to use separate counsel of its own choice, and shall bear full responsibility for all reasonable expenses of such separate counsel. Nothing herein shall prevent the Company from using separate counsel of its own choice at its own expense. The Company shall only be liable for settlements of claims against any Indemnified Party made with the Company's written consent, which consent shall not be unreasonably withheld. The Indemnifying Party shall not, in defense of any such claim involving an Indemnified Party, except with the prior written consent of such Indemnified Party, consent to the entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff in question to such Indemnified Party and any affiliates of such Indemnified Party and any affiliates of such Indemnified Party named in such claim of an unqualified release of all liabilities in respect of such claims.

                  Section 1.9 Limitation on Manager's Liability. Notwithstanding any provision to the contrary in this Agreement, Manager shall have no liability to the Company hereunder for its failure to perform its obligations under this Agreement except to the extent that any such failure has been finally adjudicated by a court of competent jurisdiction to have resulted from the gross


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negligence or willful misconduct of, or a material breach of its obligations under this Agreement by, Manager, subject to the last proviso of Section 1.8(a).

                  Section 1.10 Directors and Officers Insurance; Indemnification of Individual Officers. The Company shall provide the individuals serving in the capacities specified in Section 1.1 with (a) the coverage available to the senior officers of the Company under the Company's policies of directors and officers insurance, if any, and (b) the indemnification provided by the Company's by-laws and Certificate of Incorporation available to the senior officers of the Company. In addition, the Company shall enter into an Indemnification Agreement substantially in the form of Exhibit A hereto with each of the CEO and CFO (the "Indemnification Agreements"). The indemnity provided for in such Indemnification Agreements shall not be deemed exclusive of, or dependent or conditional upon, any other indemnity obligations running to either the CEO or CFO, nor shall any indemnity obligations which may arise if the Company and the CEO or CFO enter into a separate indemnification agreement (whether in the form of Exhibit A or otherwise) be deemed exclusive of, or dependent or conditional upon, the indemnity obligations contained in this Agreement.

                                   Article II
                             COMPENSATION TO MANAGER

                  Section 2.1 Base Management Fee.

                  (a) The Company shall pay to the Manager a base management fee at the rate of $2,500,000 annually (subject to increase as provided in paragraph
(b) below), which shall be payable in advance in monthly installments on the first business day of each month (prorated for any partial month).

                  (b) The dollar amount of the base management fee (and the installment payments thereof) set forth in paragraph (a) above shall be increased, effective as of each anniversary of the Effective Date, beginning April 1, 2000, by a percentage amount equal to the percentage increase in the Consumer Price Index All Urban Consumers (Los Angeles-Anaheim-Riverside area; base 1982-1984=100) as published by the United States Department of Labor, Bureau of Labor Statistics as of such anniversary of the Effective Date compared to such index as in effect on the date hereof. The base management fee, as adjusted from time to time, shall hereinafter be referred to as the "Base Fee."

                  Section 2.2 Bonus Warrants.

                  As additional compensation to the Manager hereunder, the Company has, concurrently with the execution of this Agreement, executed and delivered to Manager, two warrants, each substantially in the form of Exhibit B hereto (each a "Warrant" and, collectively, the "Warrants"), granting Manager the right to purchase (i) an aggregate of 1,000,000 shares of common stock, par value $.01 per share, of the Company (the "Common Stock") at a price of $20.00 per share if the Market Price (as defined in the Warrants) per share of Common Stock is at least $30.00 on at least twenty (20) out of thirty (30) consecutive


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days during which the national securities exchanges are open for trading and
(ii) an aggregate of 1,000,000 shares of Common Stock at a price of $25.00 per share if the Market Price per share of Common Stock is at least $40.00 on at least twenty (20) out of thirty (30) consecutive days during which the national securities exchanges are open for trading.

                                  Article III
                      TERM OF AGREEMENT; EARLY TERMINATION

                  Section 3.1 Term of Agreement. The term of this Agreement commences on the date of this Agreement and will end on the fifth anniversary of the date of this Agreement, unless terminated earlier pursuant to Section 3.2 hereof.

                  Section 3.2 Early Termination.

                  (a) The Company may terminate the term of this Agreement without cause at any time, by specifying a termination date in a written notice of termination to Manager given by the Board of Directors on behalf of the Company not later than 30 days prior to the date of termination. Upon any termination of this Agreement by the Company under this Section 3.2(a), Manager shall be entitled to the payment of the Base Fee, payable in the manner set forth in Section 2.1, for the remaining term of this Agreement and Manager's rights to purchase shares of Common Stock pursuant to the Warrants shall immediately vest.

                  (b) The Company may terminate the term of this Agreement by a unanimous vote of the members of the Board of Directors who are not designees or employees of the Manager or any of its affiliates, if Manager shall have willfully committed a material act of fraud or gross misconduct in performing its obligations hereunder, and such act first occurs during the term of this Agreement and has a material adverse effect upon the business of the Company, which date of termination shall be specified in a written notice of termination to Manager given by the Board of Directors not later than ninety (90) days prior to such date of termination, which notice specifies in reasonable detail the basis, pursuant to this Section 3.2(b), for such termination.

                  (c) The term of this Agreement shall terminate forthwith upon notice from the Company to Manager if:

                    (i) Manager shall (A) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property, (B) make a general assignment for the benefit of its creditors,
                         (C) commence a voluntary case under the Bankruptcy Code (as now or hereafter in effect), (D) file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or readjustment of debts, (E) fail to controvert in a timely and appropriate manner, or acquiesce in writing to, any petition filed against it


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                         in an involuntary case under the Bankruptcy Code, or
                         (F) take any corporate action for the purpose of effecting any of the foregoing; or

                    (ii) a proceeding or case shall be commenced, without the
                         application or consent of Manager, in any court of competent jurisdiction, seeking (A) its liquidation, reorganization, dissolution or winding-up, or the composition or readjustment of its debts, (B) the appointment of a trustee, receiver, custodian, liquidator or the like of Manager or of all or any substantial part of its assets, or (C) similar relief in respect of Manager under any law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts, and such proceeding or case shall continue undismissed, or an order, judgment or decree approving or ordering any of the foregoing shall be entered and continue unstayed and in effect, for a period of sixty (60) or more days; or an order for relief against Manager shall be entered in an involuntary case under the Bankruptcy Code.

                  (d) Immediately upon any termination of this Agreement pursuant to Sections 3.2(b) or 3.2(c), Manager (i) shall be entitled to any accrued and unpaid compensation owed to Manager pursuant to the terms of this Agreement through the date of such termination, (ii) shall retain all rights in and to the Warrants to the extent that such Warrants have become exercisable pursuant to the terms thereof through the date of such termination and (iii) shall forfeit all rights in and to the Warrants to the extent that such Warrants have not become exercisable pursuant to the terms thereof through the date of such termination.

                  Section 3.3 Survival and Termination. The provisions of Sections 1.6, 1.8, 1.9, 1.10, 3.2(a), 3.2(d) and 4.1 (to the extent provided therein) shall survive the termination of this Agreement pursuant to this
Article III. Except as provided in Section 3.2(d) hereof, upon any termination of this Agreement pursuant to Sections 3.2(b) or 3.2(c), the Company shall have no further obligations to compensate Manager pursuant to the terms of this Agreement.

                                   Article IV
     NONCOMPETITION; RIGHT OF FIRST REFUSAL; NOTIFICATION OF STOCK PURCHASES

                  Section 4.1 Noncompetition, Etc.

                  (a) Except pursuant to this Agreement or as otherwise approved by the Board of Directors, Manager will, and will cause its affiliates and its and their officers and any of their employees that are provided to the Company pursuant to Sections 1.1 or 1.2 to, refrain from, either alone or in conjunction with any other person, or directly or indirectly through its or their present or future affiliates:

                    (i) during the term of this Agreement, managing, purchasing, establishing, participating in, or having a substantial ownership interest in (other than through the ownership of five percent (5%) or less of any class


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                         of securities registered under the Securities Exchange
                         Act of 1934, as amended), or otherwise lending assistance (financial or otherwise) to, a radio network company (which, for purposes of this Agreement, shall mean any compensation-based radio network that is RADAR-rated) or any other radio syndicator (a "Radio Network Company"), or entering into, or obtaining rights under, any agreement providing for an option to do any of the foregoing, provided, however, that if this Agreement is terminated by the Company pursuant to
                         Section 3.2(b), this clause (i) shall be applicable for a period of two (2) years after such termination of this Agreement so long as the Company continues to pay Manager the Base Fee for such period after termination; provided further, however, that the terms of this
                         Section 4.1(a)(i) shall not apply to any activities engaged in (A) by Manager with respect to Manager owned and operated stations, or (B) (at the time of acquisition) by any entity which is acquired by Manager or a Manager Subsidiary after the date of this Agreement, provided that such entity, or the activities in conflict with this Section 4.1(a)(i), are divested or discontinued by Manager or such Manager Subsidiary by the later of (i) one (1) year after the date such entity is acquired or (ii) as soon as reasonably practicable pursuant to an orderly process whereby Manager or such Manager Subsidiary is able to realize the fair value for such operations (such value to be reasonably determined by Manager), but in no event more than two (2) years after the date such entity is acquired;

                    (ii) disclosing (unless compelled by judicial or
                         administrative process) or using any confidential or secret information relating to the Company or any of its clients, customers or suppliers, except, during the term of this Agreement, as Manager reasonably determines to be necessary in connection with the performance of Manager's obligations under this Agreement and in the best interest of the Company; or

                   (iii) during the term of this Agreement, causing or
                         attempting to cause (A) any client, customer or supplier of the Company to terminate or materially reduce its business with the Company or (B) any officer, employee or consultant (other than the CEO, CFO or any support or administrative personnel provided by Manager pursuant to Sections 1.1 and 1.2 hereof) of the Company or any Subsidiary to resign or sever a relationship with the Company; provided, however, that if this Agreement is terminated by the Company pursuant to Section 3.2(b), this clause (iii) shall be applicable for a period of two (2) years after such termination.

                  (b) The parties hereto recognize that the laws and public policies of the various states of the United States may differ as to the validity and enforceability of covenants similar to those set forth in this
Section 4.1. It is the intention of the parties that the provisions of this
Section 4.1 be enforced to the fullest extent permissible under the laws and


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policies of each jurisdiction in which enforcement may be sought, including through judicial modification of the provisions of this Section 4.1 in order to conform such section to provide for its enforceability to the maximum extent permissible, and that the unenforceability (or the modification to conform to such laws or policies) of any provisions of this Section 4.1 shall not render unenforceable, or impair, the remainder of the provisions of this Section 4.1. Accordingly, if any provision of this Section 4.1 shall be determined to be invalid or unenforceable, such invalidity or unenforceability shall be deemed to apply only with respect to the operation of such provision in the particular jurisdiction in which such determination is made and not with respect to any other provision or jurisdiction.

                  (c) The parties hereto acknowledge and agree that any remedy at law for any breach of the provisions of this Section 4.1 may be inadequate, and Manager hereby consents to the granting by any court of an injunction or other equitable relief without the necessity of actual monetary loss being proved, in order that the breach or threatened breach of such provisions may be effectively restrained.

                  Section 4.2 Right of Refusal as to Certain Programming. Manager agrees that, unless Manager is contractually prohibited from doing so, before it or any or its affiliates offers, sells or otherwise makes available for syndication any radio programming featuring talent employed by or otherwise under contract with Manager or its affiliates (other than Howard Stern) ("Syndications"), Manager shall, subject to Section 4.3, first offer (by written notice to the Board of Directors, which notice shall describe the nature of such Syndications and the terms and conditions on which Manager or such Manager Subsidiary intends so to offer, sell or otherwise make available such Syndications, in reasonable detail) such Syndications to the Company on the same terms and conditions (adjusted to reflect the fact that the Company would become the prospective buyer of such Syndications) as Manager or such affiliate intends so to offer, sell or otherwise make available such Syndications. If the Board of Directors, acting on behalf of the Company, fails to accept such offer by written notice to Manager within ten (10) business days after notice is given by Manager, Manager or such Manager Subsidiary, as the case may be, may, for a period of one hundred and eighty (180) days thereafter, offer, sell or otherwise make available such Syndications to one or more third parties on terms and conditions no more favorable to the third party than those specified in such notice to the Board of Directors, but not otherwise, provided, however, the rights of the Company and the obligations of Manager under this Section 4.2 shall terminate upon the end of the term of this Agreement as to any offer made to the Company pursuant to this Section 4.2 that is not so accepted by the Board of Directors, acting on behalf of the Company, prior to the end of the term of this Agreement. If the Board of Directors, acting on behalf of the Company, accepts such offer during the term of this Agreement, Manager, acting on its own behalf and, pursuant to Article I hereof, on behalf of the Company will cause the transaction to be consummated, subject to the approval of any agreements in respect thereof by the Board of Directors.

                  Section 4.3 Existing Contracts Excluded. Notwithstanding the provisions of Section 4.1 or 4.2, Manager and each Manager Subsidiary may honor any contracts that any of them has entered into prior to the date hereof regarding programming or other services with other companies in the radio


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broadcast industry and any renewals or extensions thereof on commercially reasonable terms.

                  Section 4.4 Notice of Purchase of Securities

                  (a) During the term of this Agreement, if either Manager or any of its affiliates determines to purchase (other than from the Company) any securities of the Company such that, after such purchase, Manager and its affiliates would beneficially own in the aggregate (taking into account the exercise of the Warrants and any other options, warrants or other convertible securities held by Manager or its affiliates) more than 32.88% of the Outstanding Common Stock (as defined below), then, subject to Section 4.4(b), Manager shall provide written notice to the Company at least five (5) business days, prior to effecting such purchase. Such notice shall state the number of shares of Common Stock that Manager or its affiliates intend to purchase.

                  (b) Notwithstanding the foregoing, if, in Manager's good faith judgment, the five (5) business days notice required by subsection (a) could reasonably be expected to adversely effect Manager's or its affiliate's ability to purchase, in a privately-negotiated transaction, any securities of the Company, or the price at which any such purchase is to be effected, then such five (5) business days period shall be reduced to two (2) business days. In such event, Manager's written notice shall specify in reasonable detail (subject to confidentiality restrictions) the circumstances requiring the reduced notice period.

                  (c) The provisions of this Section 4.4 shall be applicable to successive 10% increases (if any) in the beneficial ownership of Common Stock by Manager and its affiliates. Accordingly, if Manager and its affiliates purchase (other than from the Company) shares of Common Stock such that they beneficially own in the aggregate more than 32.88% of the Outstanding Common Stock, notice shall again be required under this Section 4.4 if Manager or its affiliates determine to purchase (other than from the Company) additional shares of Common Stock such that, after such purchase, such beneficial ownership would exceed 42.88% of the Outstanding Common Stock; provided, however, that only one notice shall be required notwithstanding that a proposed purchase would result in the crossing of two or more such 10% thresholds (e.g., if a purchase were to result in an increase in such beneficial ownership from 22.88% to 49%).

                  (d) For a period of ninety (90) days following any notice given by Manager to the Company in accordance with this Section 4.4, Manager shall have the right, in its sole and absolute discretion, to purchase all or any part of the Common Stock for which notice was duly given. If Manager shall elect not to purchase all or any part of such Common Stock within such ninety-day period for any reason whatsoever, then such notice period shall lapse and Manager shall be required to comply with the provisions of this Section 4.4 in connection with further acquisitions of the Common Stock.

                  (e) Nothing in this Section 4.4 shall be deemed to grant to the Company the right to approve any acquisition of Common Stock by Manager or any of its affiliates or any right of first offer, first refusal or first


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negotiation in respect of any shares proposed to be acquired, nor shall Manager be required to disclose to the Company any confidential information concerning any proposed purchase of Common Stock. The Company shall, and shall cause its officers, directors, employees and representatives to, not disclose to any third party (other than the Company's legal and financial advisors, who shall be advised of the confidential nature of such information) either the fact that Manager or its affiliate proposes to purchase additional shares of Common Stock or that a notice has been delivered pursuant to this Section 4.4 (or the contents of any such notice), or any other information provided by Manager to the Company or any of its officers, directors, employees or representatives in connection with any such proposed purchase; provided, that the Company or its Board of Directors may make such disclosures as are required by applicable law, rule or regulation.

                  (f) "Outstanding Common Stock" means, as of any date of determination, the aggregate number of shares of Common Stock then outstanding on a fully-diluted basis (calculated without giving effect to the treasury stock method) taking into account any and all options, warrants or other rights requiring the Company to issue any shares of Common Stock, and any other securities of the Company then outstanding and exercisable or exchangeable for, or convertible into, any shares of Common Stock.

                                   Article V
                         REPRESENTATIONS AND WARRANTIES

                  Section 5.1 Representations and Warranties of Each Party. Each of the parties hereto represents and warrants to the other that, as of the date hereof:

                  (a) it is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is formed and has all requisite corporate authority to own its property and assets and to conduct its business as presently conducted or proposed to be conducted under this Agreement;

                  (b) it has the corporate power and authority to execute, deliver and perform its obligations under this Agreement;

                  (c) all necessary action has been taken to authorize its execution, delivery and performance of this Agreement and this Agreement constitutes its legal, valid and binding obligation enforceable against it in accordance with its respective terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, moratorium and other similar laws affecting the rights of creditors generally and by general principles of equity;

                  (d) neither its execution and delivery of this Agreement nor the performance of its obligations hereunder will:

                    (i) conflict with or violate any provision of its certificate of incorporation or by-laws;

                    (ii) conflict with, violate or result in a breach of any
                         constitution, law, judgment, regulation or order of any governmental authority applicable to it; or

                   (iii) conflict with, violate or result in a breach of or
                         constitute a default under or result in the imposition or creation of any mortgage, pledge, lien, security interest or other encumbrance under any term or condition of any mortgage, indenture, loan agreement or other agreement to which it is a party or by which its properties or assets are bound;

                  (e) no approval, authorization, order or consent of, or declaration, registration or filing with any governmental authority or third party is required for its valid execution, delivery and performance of this Agreement, except such as have been duly obtained or made; and

                  (f) there is no action, suit or proceeding, at law or in equity, by or before any court, tribunal or governmental authority or third party pending, or, to its knowledge, threatened, which, if adversely determined, would materially and adversely affect its ability to perform its obligations hereunder or the validity or enforceability of this Agreement.

                                   Article VI
                                  MISCELLANEOUS

                  Section 6.1 Notices. All notices, requests and other communications hereunder must be in writing and will be deemed to have been duly given only if delivered personally or by facsimile transmission (with receipt acknowledged) or mailed (first class postage prepaid) to the parties at the following addresses or facsimile numbers:

                  If to the Company:

                           Westwood One, Inc.
                           40 West 57th Street, 15th Floor
                           New York, New York  10019
                           Attention:  Legal Dept.
                           Telecopy:  (212) 247-1630

                  with a copy to:

                           Skadden, Arps, Slate, Meagher & Flom LLP
                           300 South Grand Avenue
                           Los Angeles, California  90071
                           Attention:  Brian J. McCarthy, Esq.
                           Telecopy:  (213) 687-5600



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
                  If to Manager:

                           Infinity Broadcasting Corporation
                           40 West 57th Street
                           New York, New York 10019
                           Attention:  Mr. Farid Suleman
                           Telecopy:  (212) 314-9336

                  with a copy to:

                           Weil, Gotshal & Manges LLP
                           767 Fifth Avenue
                           New York, New York  10153
                           Attention:  Howard Chatzinoff, Esq.
                           Telecopy:  (212) 310-8007

All such notices, requests and other communications will (i) if delivered personally to the address as provided in this Section, be deemed given upon delivery, (ii) if delivered by facsimile transmission to the facsimile number as provided in this Section, be deemed given upon confirmation of transmission, and
(iii) if delivered by mail in the manner described above to the address as provided in this Section, be deemed given upon receipt (in each case regardless of whether such notice, request or other communication is received by any other person to whom a copy of such notice, request or other communication is to be delivered pursuant to this Section). Any party from time to time may change its address, facsimile number or other information for the purpose of notices to that party by giving notice specifying such change to the other parties hereto.

                  Section 6.2 Entire Agreement; Effective Date. This Agreement, the Representation Agreement and the Warrants supersede all prior discussions and agreements between the parties (and their affiliates) with respect to the subject matter hereof and contain the sole and entire agreement between the parties hereto with respect to the subject matter hereof. This Agreement will automatically become effective, without further action of the parties, on the Effective Date, whereupon, except as provided in Section 3.4 thereof, the Existing Management Agreement shall terminate and be superseded in its entirety.

                  Section 6.3 Waiver. Any term or condition of this Agreement may be waived at any time by the party that is entitled to the benefit thereof, but no such waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the party waiving such term or condition. No waiver by any party of any term or condition of this Agreement, in any one or more instances, shall be deemed to be or construed as a waiver of the same or any other term or condition of this Agreement on any future occasion. All remedies, either under this Agreement or by law or otherwise afforded, will be cumulative and not alternative.

                  Section 6.4 Amendment. This Agreement may be amended, supplemented or modified only by a written instrument duly executed by or on behalf of each party hereto.

                  Section 6.5 No Third-Party Beneficiary. Except as provided in
Section 1.8 hereof, the terms and provisions of this Agreement are intended solely for the benefit of each party hereto and their respective successors or permitted assigns, and it is not the intention of the parties to confer third-party beneficiary rights upon any other person.

                  Section 6.6 No Assignment; Binding Effect. Neither this Agreement nor any right, interest or obligation hereunder may be assigned by either party hereto without the prior written consent of the other party hereto and any attempt to do so will be void, except for assignments and transfers by operation of law. Subject to the preceding sentence, this Agreement is binding upon, inures to the benefit of and is enforceable by, the parties and their respective successors and assigns.

                  Section 6.7 No Mitigation. In the event of a breach of this Agreement by either party, the other party shall have no duty or obligation to mitigate damages. Any benefits received by Manager before or after the breach, expiration or termination of this Agreement shall in no way reduce or otherwise affect the Company's obligation to make payments and afford benefits hereunder or the Company's liability for damages by virtue of any breach hereof.

                  Section 6.8 Attorneys' Fees. In the event that any legal action or other proceeding is brought for enforcement of this Agreement, the prevailing party or parties will be entitled to recover from the other party or parties to such action or proceeding reasonable attorneys' fees and other costs incurred in connection with that action or proceeding, and in any petitions or appeals therefrom, in addition to any other relief to which such party may be entitled.

                  Section 6.9 Headings. The headings used in this Agreement have been inserted for convenience of reference only and do not define or limit the provisions hereof.

                  Section 6.10 Invalid Provisions. If any provision of this Agreement, other than Section 4.1(a), which shall be subject to the provisions of Sections 4.1(b) and 4.1(c), is held to be illegal, invalid or unenforceable under any present or future law, and if the rights or obligations of any party hereto under this Agreement will not be materially and adversely affected thereby, (a) such provision will be fully severable, (b) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, (c) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom and (d) in lieu of such illegal, invalid or unenforceable provision, there will be added automatically as a part of this Agreement a legal, valid and enforceable provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible.

                  Section 6.11 Affiliate. When used in this Agreement the term "affiliate" shall have the meaning assigned to such term in Rule 405 promulgated under the Securities Act of 1933, as amended.

                  Section 6.12 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

                  Section 6.13 Counterparts. This Agreement may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.



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                  IN WITNESS WHEREOF, each of the parties hereto has caused this
Management Agreement to be executed on its behalf by its duly authorized officer as of the date first above written.



                                   WESTWOOD ONE, INC.

                                   By: /s/ Gary Yusko
                                       ----------------------------------------
                                       Name: Gary Yusko
                                       Title: Senior Vice President - Finance




                                   INFINITY BROADCASTING CORPORATION

                                   By: /s/ Farid Suleman
                                       ----------------------------------------
                                       Name: Farid Suleman
                                       Title: Chief Financial Officer